Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
February 14, 2017 Ventas, Inc. 353 N. Clark Street, Suite 3300 Chicago, Illinois 60654 Re: Offering of Shares of Common Stock, $0.25 Par Value per Share	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

File No. 059263-0004

Ladies and Gentlemen:

We are acting as counsel to Ventas, Inc., a Delaware corporation (the “Company”), in connection with that certain Sales Agreement, dated March 6, 2015 (the “Sales Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (collectively, the “Sales Agents”), providing for the sale, from time to time by the Company to or through the Sales Agents, of shares of common stock of the Company, par value $0.25 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 6, 2015 (File No. 333-202586) (the “Registration Statement”), the base prospectus included as part of the Registration Statement (the “Base Prospectus”) and a prospectus supplement, dated March 6, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”).  The Company has advised us that shares of Common Stock having an aggregate offering price of $769,427,731.00 have heretofore been issued and sold pursuant to the Sales Agreement.  Pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, this opinion is being furnished with respect to the issuance and sale, from time to time on or after the date hereof by the Company through the Sales Agents, of shares (the “Shares”) of Common Stock having an aggregate offering price of up to $230,572,269.00 pursuant to the Sales Agreement, the Registration Statement and the Prospectus, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value nor greater than $230,572,269.00 in the aggregate) in the circumstances contemplated by the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.  In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

This opinion is solely for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We hereby consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP